# AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT ("Lease") is made this January ___ 2018 ("Effective Date"), between HAUSMANN INDUSTRIES, INC. a New Jersey corporation ("Landlord"), and HAUSMANN ENTERPRISES, LLC, a Utah limited liability company.

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 21, 2017 (the "Lease") relating to certain premises located at 130 Union Street, Northvale, New Jersey, 07647, as more particularly described in the Lease (the "Leased Premises").

WHEREAS, Landlord paid for the purchase and installation of heating, ventilation and air conditioning improvements to the Leased Premises in the amount of $48,391.04;

WHEREAS, Tenant has agreed to repay Landlord for said improvements to the Leased Premises as additional rent under the Lease;

WHEREAS, Landlord and Tenant have agreed to amend the Lease, upon the terms and conditions hereinafter described; and

WHEREAS, all capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties hereby amend the Lease on the terms hereof as of the Effective Date as follows:

1. Additional Rent. In addition to Tenant's obligations to pay Base Rent, taxes and assessments, utilities, maintenance, and any other expenses expressly set forth in the Lease, Tenant shall pay to Landlord as additional rent in equal monthly installments the amount of ~~$756.11~~ ("Additional Rent"). Tenant shall pay the Additional Rent each month with the Base Rent and ~~may, at~~ its election, make the payments in a single, combined payment. $760.06 (initials)

2. Term of Obligation. Tenant's obligation to pay the Additional Rent commenced on December 1, 2017 and will continue for sixty-four (64) months with the last payment of Additional Rent due on March 1, 2023. Landlord hereby acknowledges that it has received and accepted the payment of Additional Rent from Tenant for December 1, 2017 and January 1, 2018. Tenant shall pay the Additional Rent for the entire 64-month term under this Paragraph 2, even if the Lease expires or is terminated early as provided herein. For avoidance of doubt, if Tenant does not exercise its options to renew the term of the Lease under Section 2.1 of the Lease, Tenant shall nevertheless continue to pay to Landlord the Additional Rent for the balance of the said sixty-four (64) months. Notwithstanding anything herein to the contrary, Tenant shall retain its rights, as provided in this Lease, to terminate the Lease for any breach or failure of Landlord to comply with any

terms or covenants of the Lease. In the event the Lease is terminated for any such breach or failure of Landlord, Tenant shall have no obligation to continue paying the Additional Rent.

3. No Default. Landlord and Tenant hereby affirm that as of the Effective Date, no breach, default, or other act, error, or omission has occurred and is continuing under the Lease.

4. Affirmation of Lease Terms. Except as modified by this Amendment, the Lease shall remain unchanged and shall continue in full force and effect. In the event there is any conflict between the terms of the Lease and the terms set forth in this Amendment, the terms specifically set out in this Amendment shall control. From and after the Effective Date, any and all references to "the Lease" or "this Lease" in the Lease shall mean the Lease as modified by this Amendment.

5. Mutual Authorization Representation. Each of Landlord and Tenant hereby represent and warrant to each other that: (a) this Amendment (and each term and provision hereof) has been duly and appropriately authorized by such party through proper written corporate action and approval; and (b) no additional consent, agreement, or approval is required with respect hereto.

6. Miscellaneous.

(a) The Entire Agreement. This Amendment contains the entire understanding between the Parties with respect to the matters being amended as contained herein.

(b) Amendment and Modification. This Amendment may not be changed or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

(c) Further Assurances. Each of the Parties shall deliver to the other any further instruments or documents which may be reasonably required to establish to the satisfaction of the other party that it has agreed to be bound by and become liable under the terms and conditions of the Lease and this Amendment.

*(Signature Page to Follow)*

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

**LANDLORD:**

**HAUSMANN INDUSTRIES, INC.,**
a New Jersey corporation

By: ______________________

Its: CEO

**TENANT:**

**HAUSMANN ENTERPRISES, LLC,**
a Utah limited liability corporation

______________________
Kelvyn H. Cullimore, Jr., Manager